Exhibit 3.18

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF “MICROPOROUS HOLDING CORPORATION” TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM “MICROPOROUS HOLDING CORPORATION” TO “MICROPOROUS HOLDING, LLC”, FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2009, AT 12:03 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7720092

DATE: 12-23-09

[SEAL]

4238028    8100V

091120837

You may verify this certificate online
at corp.delaware.gov/authver.shtml

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF FORMATION OF “MICROPOROUS HOLDING, LLC” FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF DECEMBER, A.D. 2009, AT 12:03 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 7720092

DATE: 12-23-09

[SEAL]

4238028    8100V

091120837

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 12:03 PM 12/21/2009 FILED 12:03 PM 12/21/2009 SRV 091120837 — 4238028 FILE

STATE OF DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE OF FORMATION
OF
MICROPOROUS HOLDING, LLC

First:  The name of the limited liability company is Microporous Holding, LLC (the “LLC”).

Second:  The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808, in the County of New Castle.

Third:  The purpose of the LLC is to engage in any lawful business, purpose or activity for which limited liability companies may be organized under the Limited Liability Company Act of the State of Delaware.

Fourth:  The duration of the LLC is perpetual.

Fifth:  This Certificate of Formation shall be effective as of the 21st day of December, 2009.

[Signature appears on the following page.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion on the 21st day of December, 2009.

MICROPOROUS HOLDING CORPORATION

By:	/s/ Tim Riney
Tim Riney, Vice President, Finance

State of Delaware Secretary of State Division of Corporations Delivered 12:03 PM 12/21/2009 FILED 12:03 PM 12/21/2009 SRV 091120837 — 4238028 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
OF
MICROPOROUS HOLDING CORPORATION
FROM A CORPORATION TO A
LIMITED LIABILITY COMPANY PURSUANT TO
SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.                     The jurisdiction where the Corporation first formed is the State of Delaware.

2.                     The jurisdiction immediately prior to filing this Certificate is the State of Delaware.

3.                     The date the corporation first formed in October 30, 2006.

4.                     The name of the Corporation immediately prior to filing this Certificate is Microporous Holding Corporation.

5.                     The name of the Limited Liability Company as set forth in the Certificate of Formation is Microporous Holding, LLC.

6.                     This Certificate of Conversion shall be effective as of the 21st day of December, 2009.

[Signature appears on the following page.]

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In Witness Whereof, the undersigned has executed this Certificate of Formation of Microporous Holding, LLC this 21st day of December, 2009.

/s/ Alba-Justina Secrist
Alba-Justina Secrist, Authorized Person

Drawn by and return to:

Alba-Justina Secrist
Parker Poe Adams & Bernstein LLP
401 South Tryon Street, Suite 3000
Charlotte, NC 28202

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